Exhibit 4.2

Subscription Rights Certificate Number:

Account Registration:

Account Number:

Number of Shares of Common Stock Held on Record Date:

Number of Rights Represented by this Subscription Rights Certificate:

Maximum Number of Shares of Common Stock for which You May Subscribe under the Basic Subscription Privilege:

DELTEK, INC. SUBSCRIPTION RIGHTS CERTIFICATE

THE SUBSCRIPTION RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE

WILL EXPIRE IF THEY ARE NOT EXERCISED BY 5:00 P.M., NEW YORK CITY TIME, ON

[                    ], 2009, UNLESS THE SUBSCRIPTION PERIOD IS EXTENDED BY THE COMPANY.

Deltek, Inc. (the “Company”) is conducting a rights offering (the “Rights Offering”) pursuant to which each stockholder of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of 5:00 p.m., New York City time, on April 14, 2009 (the “Record Date”) is receiving one non-transferable subscription right (each a “Right”) for each share of Common Stock held on the Record Date. Each Right entitles the holder to subscribe for 0.4522 shares of Common Stock (the “Basic Subscription Privilege”). If you fully exercise your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase any shares of Common Stock that remain unsubscribed for at the expiration of the Rights Offering subscription period, subject to availability and pro-ration among persons exercising their Over-Subscription Privilege. The purchase price per share of Common Stock in connection with the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege is $3.00 (the “Subscription Price”).

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus for the Rights Offering, dated         [            ], 2009 (the “Prospectus”), which is incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent for the Rights Offering, Georgeson Inc. (toll-free (888) 897-6149). Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

This Subscription Rights Certificate and the Rights represented by this Subscription Rights Certificate are not transferable.

SUBSCRIPTION PRICE

The Subscription Price for the Rights is $3.00 per full share. Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share.

METHOD OF EXERCISE OF RIGHTS

The Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 and Section 2 on the reverse side of this Subscription Rights Certificate. In addition, if the direct registration system (DRS) statement indicating the amount of Common Stock issued to you upon exercise of your Rights is to be sent to an address other than that shown on the face of this Subscription Rights Certificate, please so indicate in Section 2.

Set forth at the top of this Subscription Rights Certificate is the number of shares of Common Stock held by the applicable stockholder of record as of the Record Date and the number of Rights that such stockholder received pursuant to the Rights Offering.

To exercise the Rights represented by this Subscription Rights Certificate, duly complete Section 1 and Section 2 on the reverse side of this Subscription Rights Certificate and return full payment of the Subscription Price for each share of Common Stock subscribed for in connection with the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege in accordance with the instructions set forth in Section 1 hereto and the Prospectus. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Information Agent, before exercising their Rights.

This Subscription Rights Certificate must be duly completed and received by the Subscription Agent for the Rights Offering, Computershare Trust Company, N.A., together with payment in full of the Subscription Price for each Right that is exercised pursuant to the Basic Subscription Privilege plus the full Subscription Price for any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege, by 5:00 p.m., New York City time, on [            ], 2009, unless the subscription period is extended by the Company. Any Rights not exercised prior to such time will be null and void. Any subscription for shares of Common Stock made pursuant to this Subscription Rights Certificate upon exercise of the Basic Subscription Privilege or Over-Subscription Privilege made hereby is irrevocable.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

(A) BASIC SUBSCRIPTION PRIVILEGE - IF YOU WISH TO EXERCISE YOUR BASIC SUBSCRIPTION PRIVILEGE IN FULL OR IN PART, PLEASE COMPLETE THE FOLLOWING:

☐	I subscribe for shares of Common Stock X $3.00 each = $ .

(no. of shares)                                     (per share)       (total for basic subscription)

(B) OVER-SUBSCRIPTION PRIVILEGE - IF YOU HAVE EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE IN FULL AND YOU WISH TO EXERCISE YOUR OVER-SUBSCRIPTION PRIVILEGE, PLEASE COMPLETE THE FOLLOWING:

☐	I subscribe for shares of Common Stock X $3.00 each = $ .

(no. of shares)                                     (per share)       (total for over-subscription)

(C) TOTAL AMOUNT OF PAYMENT ENCLOSED:

Amount of check (uncertified, certified or cashier’s check), bank draft or U.S. postal money order enclosed:	$

Amount of check (uncertified, certified or cashier’s check), bank draft or U.S. postal money order previously sent with Notice of Guaranteed Delivery:	$

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I irrevocably exercise one or more Rights to subscribe for shares of Common Stock as indicated in Section 1 above, on the terms and subject to the conditions specified in the Prospectus, the receipt of which is acknowledged by execution of this Subscription Rights Certificate.

Signature of Subscriber(s)

(Address for delivery of a direct registration system (DRS statement if other than shown on the face of this Subscription Rights Certificate)

Telephone number (        )

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS THEY APPEAR ON THE BOOKS OF THE COMPANY’S TRANSFER AGENT.

If signature by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print):

Name:

Capacity:

Telephone number (        )

IMPORTANT: Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if this Subscription Rights Certificate is not registered in your name or you are not an eligible institution. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange or (c) a credit union.

Signature:

(Name of Bank for Firm)

Name:

(Signature of Officer)

Account Registration:

Account Number:

By Mail:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02941-3011

By Overnight Courier:

Computershare Trust Company, N.A.

Attention: Voluntary Corporate Actions

250 Royall Street, Suite V

Canton, MA 02021

By Facsimile Transmission (for Eligible Institutions Only):

(617) 360-6810

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS

SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Rights Certificate or the Rights Offering may be directed to

Georgeson Inc., the Information Agent for the Rights Offering, toll free at (888) 897- 6149 or for banks and brokers at (212) 440-9800.